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                                                                     Exhibit 4.5
                     THIRD AMENDMENT DATED 19 FEBRUARY 1999

                                       TO

                   FACILITIES AGREEMENT DATED 30 OCTOBER 1997


      THIS THIRD AMENDMENT (this "Amendment") is dated . February 1999 and entered into by and among:

      (1) CHIREX (HOLDINGS) LIMITED, a limited company organised under the laws of England with registered number 3080257 with its registered office at Dudley, Cramlington, Northumberland NE23 7QG (the "Borrower")

      (2) BANKERS TRUST INTERNATIONAL PLC and MIDLAND BANK PLC, as Joint Arrangers ("Joint Arrangers")

      (3) BANKERS TRUST COMPANY, as Agent ("Agent")

      (4) BANKERS TRUST COMPANY, as Security Agent ("Security Agent")

      (5) the Lenders referred to in the Facilities Agreement, as defined below (the "Lenders"); and

      (6) for purposes of Section 5 hereof, CHIREX INC., a corporation organised under the laws of the State of Delaware with its principal office at 300 Atlantic Street, Suite 402, Stamford, CT 06901, U.S.A., CHIREX (DUDLEY) LIMITED, a limited company organised under the laws of England with registered number 857670 with its registered office at Dudley, Cramington, Northumberland NE23 7QG, CHIREX (ANNAN) LIMITED, a limited company organised under the laws of England with registered number 3417229 with its registered office at Dudley, Cramlington, Northumberland NE23 7QG, CHIREX TECHNOLOGY CENTER INC, a corporation organised under the laws of the State of Delaware with its principal office at 300 Atlantic Street, Suite 402, Stamford, CT06901, U.S.A., CHIREX AMERICA INC, a corporation organised under the laws of the State of Delaware with its principal office at 300 Atlantic Street, Suite 402, Stamford, CT06901, U.S.A. each as Guarantors ("Guarantors").



                                    RECITALS

      WHEREAS, the parties listed above, among others, are parties to that certain GBP 62,000,000 Facilities Agreement dated 30th October 1997 as amended by the First Amendment dated 30th July, 1998 and by the Second Amendment dated 16 November 1998 (as such facilities Agreement may be amended, novated

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      or supplemented from time to time, the "Facilities Agreement").
      Capitalised terms used in this Amendment without definition shall have the same meanings herein as set forth in the Facilities Agreement;

      WHEREAS, the Borrower has requested that the Lenders amend certain provisions of the Facilities Agreement;

      NOW THEREFORE, in consideration of the premises and the agreements, provisions and covenants contained herein and the receipt of #1, the adequacy of which is hereby acknowledged, the parties hereto agree as follows:

   1  AMENDMENT

 1.1 Clause 13.4.1 (a) of the Facilities Agreement is hereby amended by deleting the clause in its entirety and substituting the following therefor:

      (a)   Maximum Total Debt/EBITDA Ratio
            -------------------------------

            ChiRex Inc. shall maintain, as of the end of each Accounting Quarter to occur during the periods shown below a Total Debt/EBITDA Ratio of not more than the maximum Total/Debt/EBITDA Ratio shown below:


--------------------------------------------------------------------------
Period                                                  Maximum Total
                                                        Debt/EBITDA Ratio
==========================================================================

1 April 1998 to 30 June 1998                                     4.75:1
-----------------------------------------------------------------------
1 July 1998 to 30 September 1998                                 4.75:1
-----------------------------------------------------------------------
1 October 1998 to 31 December 1998                                4.0:1
-----------------------------------------------------------------------
1 January 1999 to 31 March 1999                                  2.87:1
-----------------------------------------------------------------------
Thereafter                                                        2.5:1
-----------------------------------------------------------------------

   2  REPRESENTATIONS AND WARRANTIES

      Each of the Borrower and the Guarantors hereby represents and warrants to the Agent and the Lenders that:

 2.1 as of the date hereof, assuming that the amendments contained herein have been effected there exists no Event of Default or Potential Event of Default under the Facilities Agreement, and after giving effect to this Amendment, there will exist no Event of Default or Potential Event of Default under the Facilities Agreement;

 2.2 all representations and warranties contained in the Facilities Agreement and the other Finance Documents are true, correct and complete in all material respects on and as of the date hereof except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date;

 2.3 as of the date hereof, the Borrower has performed all agreements to be performed on its part as set forth in the Facilities Agreement;

 2.4 it is duly organised and validly existing under the laws of the jurisdiction of its organisation, and has all necessary power and authority to execute and deliver this Amendment and to consummate the transactions contemplated hereby;

 2.5 neither the execution and delivery of this Amendment, nor the consummation of the transactions contemplated hereby, violates (i) any law, regulation, decree or other legal restriction applicable to it, (ii)

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      its charter, by-laws or other constitutional documents or (iii) any instrument or agreement to which it or any of its assets is subject or by which it is bound;

 2.6 there is no legal requirement of any governmental authority (including any requirement to make any declaration, filing or registration or to obtain any consent, approval, license or order) which is necessary to be met by it in connection with its execution, delivery or performance of this Amendment; and

 2.7 this Amendment has been duly authorised, executed and delivered on its behalf and this Amendment, the Facilities Agreement, as amended by this Amendment, and the other Finance Documents to which it is a party constitute its legal, valid and binding obligation, enforceable against it in accordance with their terms, except as limited by the Reservations.


   3  COUNTERPARTS; EFFECTIVENESS

 3.1 This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

 3.2  This Amendment shall become effective on the date (the "Third
      Amendment Effective Date") when the conditions have been satisfied that
      (i) each of the Borrower, the Guarantors, the Agent, the Security Agent and the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Agent, (ii) the Borrower shall have delivered to the Agent favourable opinions of Cravath, Swaine & Moore, U.S. legal advisers to the ChiRex Group, and Dibb Lupton Alsop, English legal advisers to the ChiRex Group, in each case addressed to the Agent and the Lenders, dated the effective date of this Amendment and in form and substance satisfactory to the Agent.

 3.3 On and after the Third Amendment Effective Date, each reference in the Facilities Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Facilities Agreement, and each reference in the other Finance Documents to the "Facilities Agreement", "thereunder", "thereof" or words of like import referring to the Facilities Agreement shall mean and be a reference to the Facilities Agreement as amended by the First Amendment Agreement, the Second Amendment Agreement and by this Amendment.

 3.4 This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Facilities Agreement, any provision of any other Finance Document or any right, power or remedy of the Agent or any Lender under the Facilities Agreement shall remain in full force and effect and is hereby ratified and confirmed.

 3.5 Clause headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes or be given any substantive effect.

   4  GOVERNING LAW; JURISDICTION

 4.1 This Amendment and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of England.

 4.2 Each Guarantor and Borrower hereby ratifies and confirms the application of the provisions of Clause 30 of the Facilities Agreement to this Amendment.

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   5  ACKNOWLEDGEMENT AND CONSENT BY GUARANTORS

      Each of the Guarantors hereby acknowledges that it has read this Amendment and consents to the terms thereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Guarantor under its respective Guarantee shall not be impaired or affected and such Guarantee is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.

   6  WAIVER

 6.1  Permanent Waiver

      Subject to the other terms and conditions set forth herein and in reliance on the representations and warranties of the Borrower herein contained, Lenders hereby waive, with effect solely from the Third Amendment Effective Date and in perpetuity thereafter, any Event of Default under Clause 14.1.2 of the Facilities Agreement to the extent, and only the extent, resulting from (a) ChiRex Inc.'s failure to procure that the Capital Expenditures of the ChiRex Group for the Accounting Reference Period ending on 31st December 1998 did not exceed the agreed limit and
      (b) the breach of Clause 13.2.11 of the Facilities Agreement caused by ChiRex Dudley Limited entering into a finance lease with United Dominion Leasings Limited on 22 January 1999 in relation to which the maximum aggregate liability on termination of such lease exceeded the limit of GBP 1,000,000 (or its equivalent) provided for in the definition of Permitted Indebtedness in the Facilities Agreement.

 6.2  Limitation Of Waiver

      Without limiting the generality of the provisions of Clauses 22 or 26 of the Facilities Agreement, the waiver set forth above and the waiver in Clause 10.1 below shall be limited precisely as written, and nothing in this Clause 6 or Clause 10.1 shall be deemed to:

      6.2.1 constitute a waiver of any other term, provision or condition of the Facilities Agreement or any other instrument or agreement referred to therein or otherwise; or

      6.2.2 prejudice any right or remedy that Agent or any Lender may now have or may have in the future under or in connection with the Facilities Agreement or any other instrument or agreement referred to therein.

             Except as expressly set forth therein, the terms, provisions and conditions of the Facilities Agreement and the other Finance Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

 6.3  Finance Party Expenses; Certain Agency Matters

      6.3.1 Without limitation to Clauses 11 (Fees, Expenses and Stamp Duties) and 27 (Indemnities) of the Facilities Agreement but without duplication, the Borrower hereby agrees that it will on demand pay and reimburse, on the basis of a full indemnity, all reasonable costs and expenses (including reasonable accounting, legal and engineering consultancy fees and expenses, recordation fees and other out-of-pocket expenses, including for the avoidance of doubt the reasonable professional fees of Ernst & Young and Linklaters & Paines, and any VAT or other similar Tax on any of the foregoing) incurred by the Agent, the Security Agent or NatWest in connection with:-

      (a) this Amendment and any subsequent variation, recordation, amendment, supplement, restatement, waiver, consent or suspension of rights (or any proposal for any of the same or negotiations in connection with the same) relating to any of the Finance Documents (and documents, matters or things referred to therein); and

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      (b)    the investigation of the prospects, financial condition, business, assets and/or revenues of the Borrower, its subsidiaries and its affiliates.

      6.3.2 Each Lender reaffirms the appointment of NatWest to act as its representative in assisting the Agent and otherwise in investigating the prospects, financial condition, business, assets and revenues of the Borrower, its subsidiaries and its affiliates, and agrees that NatWest shall be entitled in such capacity to the benefits of Clause 16 (including without limitation the indemnities therein and exculpatory provisions thereof) of the Facilities Agreement as if references to the Agent therein were also to NatWest, mutatis mutandis.

   7  FEES

      In consideration of the amendments to the Facilities Agreement made pursuant to Clause 1 above and the waiver and modification agreed by the Lenders pursuant to Clause 6.1 above and Clause 10.1 below, the Borrower agrees to pay to the Agent for the account of each Lender, the following (together the "Third Amendment Fees"):

 7.1 an amendment fee of #186,000, such payment to be due on the Third Amendment Effective Date but payment to be deferred until 30 June 1999.

      Notwithstanding the above, the Borrower hereby confirms that the Fees Letter from the Agent to the Borrower dated 23 October, 1998 (the "Waiver Fees Letter"), remains in full force and effect, except that for the purposes of the Waiver Fees Letter and from the Third Amendment Effective Date, the references to

            (i) "Limited Waiver" therein shall also refer to this Amendment and

            (ii) the Facility Agreement dated 30 October 1997 as amended by the
                 First Amendment dated 30 July 1998 and the Second Amendment dated 17 November 1998 shall refer to the Facilities Agreement as further amended by this Amendment.

   8  UNDERTAKINGS

 8.1 The Borrower undertakes to pay any sums due or owing or incurred pursuant to this agreement, including but not limited to those sums becoming due under Clauses 6.3 and 7 above, on the due date for payment.

 8.2 Any failure by the Borrower to fulfil its undertakings under this Clause and Clause 10 in full and at or by the times indicated shall constitute an Event of Default.

   9  AGENTS APPLICATION OF FEES

      If any fees are paid to the Agent by the Borrower in accordance with Clause 7 above, the Agent agrees to pay such sums as are for the account of each Lender to that Lender within 2 business days of receipt by the Agent of such fees.

  10  SECURITY ISSUES

10.1 Clause 10.2 of the Second Amendment provided that each of the Borrowers and the Guarantors would procure that (unless they were able to satisfy the Agent and NatWest acting reasonably on the instructions of the Majority Lenders that there were valid legal and or commercial reasons for not doing so) within 21 days of the Second Amendment Effective Date ChiRex America Inc would provide security in respect of any Intellectual Property owned by it, in form and substance acceptable to the Security Agent and NatWest. The Agent and NatWest (acting on the instructions of the Majority Lenders) have satisfied

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      themselves that there are valid legal and or commercial reasons for not taking such security and ChiRex Inc has offered to provide the security referred to in Clause 10.2 of this Third Amendment instead. The Lenders therefore hereby waive with effect solely from the Second Amendment Effective Date and in perpetuity thereafter, any Event of Default arising as a result of the failure by ChiRex America Inc to provide security over Intellectual Property owned by it pursuant to Clause 10.2 of the Second Amendment.

10.2 Each of the Borrower and the Guarantors undertake that, within such time period as the Agent and NatWest may reasonably specify by notice in writing be to served on or after the Third Amendment Effective Date, they will procure that ChiRex Inc will provide security in respect of the "ChiRex" trademark owned by it in form and substance acceptable to the Security Agent and NatWest.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorised as of the date first written above.

                                       6
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      CHIREX (HOLDINGS) LIMITED, in its capacity as the Borrower


      By: (s)
      Print Name:
      Title:
      CHIREX INC., in its capacity as a Guarantor


      By: (s)
      Print Name:
      Title:
      CHIREX (DUDLEY) LIMITED, in its capacity as a Guarantor


      By: (s)
      Print Name:
      Title:
      CHIREX (ANNAN) LIMITED, in its capacity as a Guarantor


      By: (s)
      Print Name:
      Title:
      CHIREX AMERICA INC., in its capacity as a Guarantor


      By: (s)
      Print Name:
      Title:
      CHIREX TECHNOLOGY CENTER INC., in its capacity as a Guarantor


      By: (s)
      Print Name:
      Title:

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      BANKERS TRUST INTERNATIONAL PLC, in its capacity as a Joint Arranger


      By: (s)
      Print Name:
      Title:
      MIDLAND BANK PLC, in its capacity as a Joint Arranger and a Lender


      By: (s)
      Print Name:
      Title:
      BANKERS TRUST COMPANY, in its capacities as a Lender, Agent and Security Agent


      By: (s)
      Print Name:
      Title:
      THE GOVERNOR AND COMPANY OF

      BANK OF IRELAND, in its capacity as a Lender


      By: (s)
      Print Name:
      Title:
      BANQUE ET CAISSE D'EPARGNE DE L'ETAT, in its capacity as a Lender


      By: (s)
      Print Name:
      Title:

      By: (s)
      Print Name:
      Title:
      DE NATIONALE INVESTERINGSBANK N.V., in its capacity as a Lender


      By: (s)
      Print Name:
      Title:
      IKB DEUTSCHE INDUSTRIEBANK AG, in its capacity as a Lender


      By: (s)
      Print Name:
      Title:
      By: (s)
      Print Name:
      Title:

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      By: (s)
      Print Name:
      Title:

      AIB CAPITAL MARKETS PLC, in its capacity as a Lender


      By: (s)
      Print Name:
      Title:
      MITSUBISHI TRUST & BANKING CORPORATION, in its capacity as a Lender


      By: (s)
      Print Name:
      Title:
      COMPAGNIE FINANCIERE DE CIC ET DE L'UNION EUROPEENNE, in its capacity as a Lender


      By: (s)
      Print Name:
      Title:

      By: (s)
      Print Name:
      Title:
      NATIONAL WESTMINSTER BANK PLC, in its capacity as a Lender


By: (s)
Print Name:
Title:

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